                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement              [_] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                                MGI Pharma, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
    (5) Total fee paid:

-------------------------------------------------------------------------------

    [_] Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

-------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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
[LOGO OF MGI PHARMA]


                                MGI PHARMA, INC.

                           5775 West Old Shakopee Road
                                    Suite 100
                        Bloomington, Minnesota 55437-3174

                        --------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 13, 2003

TO THE SHAREHOLDERS OF MGI PHARMA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of MGI PHARMA, INC. ("MGI" or the "Company") will be held on Tuesday, May 13, 2003, at the Thrivent Financial Auditorium (formerly known as the Lutheran Brotherhood Auditorium), 625 Fourth Avenue South, Minneapolis, Minnesota, at 3:30 p.m., Central time, for the following purposes:

     1. To elect a Board of eight directors to serve for the ensuing year and until their successors are elected;

     2. To amend the 1999 Nonemployee Director Stock Option Plan to increase the number of shares available for options granted under the Plan by 350,000 shares and to increase the number of shares issuable pursuant to option grants under the Plan by 5,000 for new directors and by 7,500 for re-elected directors;

     3. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Only holders of record of MGI Common Stock at the close of business on March 17, 2003 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ William C. Brown

                                       William C. Brown
                                       Secretary

March 27, 2003

[LOGO OF MGI PHARMA]

                                MGI PHARMA, INC.

                           5775 West Old Shakopee Road
                                    Suite 100
                        Bloomington, Minnesota 55437-3174

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 13, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MGI PHARMA, INC. ("MGI" or the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 13, 2003, at The Thrivent Financial (formerly known as Lutheran Brotherhood) Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, at 3:30 p.m., Central time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 1, 2003. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2002 is being furnished to each shareholder with this Proxy Statement.

     All holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 17, 2003 will be entitled to vote at the Annual Meeting. As of that date, a total of 25,343,718 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named in the Proxy Statement, to amend the 1999 Nonemployee Director Stock Option Plan and to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent auditors. Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for each such proposal. If a shareholder abstains (or indicates a "withhold vote for" as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter.

     So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. A proxy may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, although employees of the Company (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, facsimile transmission or in person.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Company's Second Amended and Restated Articles of Incorporation provide that the Board of Directors shall consist of no fewer than three members and require that a majority of the members shall be persons who are not employed by, or rendering consulting or professional services for compensation to, the Company, or any corporation controlled by, controlling or under common control with the Company (or related to or directly or indirectly controlled by any of the foregoing). For such purposes, "control" is defined as direct or indirect beneficial ownership of more than 25% of a corporation's voting stock.

     Eight directors have been nominated for election to the Company's Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED BELOW. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named below. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Each of the nominees except Mr. Moulder is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, for reasons not now known to the Company, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding the nominees is set forth below:

                                                              Principal occupation and business experience for
        Name                  Age        Director since                        past five years
-------------------------- ---------     ---------------    -----------------------------------------------------
Charles N. Blitzer             62          April 1996       Chairman and Chief Executive Officer of MGI; upon
                                                            election at the Annual Meeting, to remain Chairman
                                                            and be succeeded by Mr. Moulder as MGI's Chief
                                                            Executive Officer; prior to joining the Company in
                                                            April 1996, President and Chief Executive Officer of
                                                            Oncologix, Inc. (pharmaceuticals) since July 1992,
                                                            and a variety of management positions with Marion
                                                            Merrell Dow Pharmaceuticals, Inc. and Marion
                                                            Laboratories, Inc. (pharmaceuticals) since 1977.

                                                              Principal occupation and business experience for
        Name                  Age        Director since                        past five years
-------------------------- ---------     ---------------    -----------------------------------------------------
Andrew J. Ferrara              63           May 1998        President and Chief Executive Officer, Boston
                                                            Healthcare Associates, Inc. (healthcare consulting
                                                            firm) since 1993.(1)

Edward W. Mehrer               64        September 2002     Interim Chief Executive Officer and Chief Financial
                                                            Officer of CyDex, Inc., a drug delivery company.
                                                            Prior to joining CyDex in November 1996, Mr. Mehrer
                                                            was Executive Vice President and Chief Financial and
                                                            Administrative Officer of Marion Merrell Dow and a
                                                            Director and member of its Executive Committee. From
                                                            1976 to 1986, Mr. Mehrer served as partner-in-charge
                                                            of audit and accounting for Peat Marwick in Kansas
                                                            City, Missouri.(2)

Hugh E. Miller                 67         October 1992      Retired corporate executive; prior to retirement in
                                                            December 1990, Vice Chairman and Director of ICI
                                                            Americas Inc. (chemicals, pharmaceuticals,
                                                            agri-cultural, consumer and specialty products).(3)

Leon O. Moulder, Jr.           45            Nominee        President and Chief Operating Officer of MGI since
                                                            May 2002, formerly Executive Vice President since
                                                            September 1999; named by the Board of Directors to
                                                            succeed Mr. Blitzer as Chief Executive Officer
                                                            following the Annual Meeting; prior to joining the
                                                            Company in September 1999, Vice President of
                                                            Business Development and Commercial Affairs at
                                                            Eligix, Inc. (biomedical) since November 1997, and a
                                                            variety of sales, sales management, marketing and
                                                            business development positions at Hoechst Marion
                                                            Roussel, Inc., Marion Merrell Dow Pharmaceuticals,
                                                            Inc. and Marion Laboratories, Inc. (pharmaceuticals)
                                                            since September 1981.

 Lee J. Schroeder              74           May 1989        President and Director, Lee Schroeder & Associates,
                                                            Inc. (pharmaceutical industry consultants); prior to
                                                            retirement in April 1985, President and Chief
                                                            Operating Officer of Foxmeyer Drug Co. (wholesale
                                                            drug company) and Executive Vice President of
                                                            Sandoz, Inc. (pharmaceuticals).(4)

 David B. Sharrock             66           May 2001        Consultant to public and private pharmaceutical
                                                            companies since 1994; adjunct professor at the College of
                                                            Pharmacy, Ohio State University since 1994; research
                                                            committee member at Cincinnati Children's Hospital Medical
                                                            Center since 2000.(5)

 Arthur L. Weaver, M.D.        66           July 1998       Clinical professor in the Department of Medicine,
                                                            University of Nebraska Medical Center since 1995.
                                                            Consultant to pharmaceutical companies; prior to
                                                            retirement in 2002,  Director of Clinical Research at
                                                            the Arthritis Center of Nebraska since 1988.

----------

(1)  Mr. Ferrara is also a director of AVI BioPharma, Inc.
(2) Mr. Mehrer is also a director of Novastar Financial, Inc. and Winn-Dixie Stores, Inc.
(3)  Mr. Miller is also a director of Wilmington Trust Company.
(4) Mr. Schroeder is also a director of Indevus Pharmaceuticals, Inc. (formerly Interneuron Pharmaceuticals, Inc.).
(5) Mr. Sharrock is also a director of Indevus Pharmaceuticals, Inc. (formerly Interneuron Pharmaceuticals Inc.), Praecis Pharmaceuticals, Inc., Incara Pharmaceuticals Corporation and Broadwing, Inc.

     During 2002, the Board of Directors had the following committees: (i) an audit committee consisting of Messrs. Sharrock, Ferrara, Schein (until May), Miller (from July to September), Mehrer (beginning September); (ii) a compensation committee consisting of Messrs. Miller, Schroeder and Weaver; and
(iii) a nominating committee consisting of Messrs. Miller, Schroeder and Blitzer.

     The audit committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The committee is composed of three non-employee directors each of whom is an "independent director" under the rules of the Nasdaq Stock Market, Inc. governing the qualifications of the members of audit committees. In addition, the Board of Directors has determined that Mr. Mehrer, one of the members of the audit committee, qualifies as an "audit committee financial expert" under the new rules of the Securities and Exchange Commission. During 2002, the audit committee held seven meetings.

     The compensation committee reviews and makes certain determinations with respect to designated matters concerning remuneration of employees and officers. During 2002, the compensation committee held four meetings.

     The nominating committee considers and makes recommendations to the Board with respect to the number and qualifications of the members of the Board of Directors and the persons to be nominated for election to the Board of Directors. The nominating committee carries out its duties without holding any formal meetings. In evaluating persons to be nominated for election or appointment to the Board of Directors, the members of the nominating committee meet on an informal basis to identify and present such persons for consideration by the Board of Directors. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company.

     During 2002, the Board of Directors held eight meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees. The Company's Board of Directors and the committees thereof also act from time to time by written action in lieu of meetings.

     Compensation payable to non-employee directors for service on the Board of Directors and committees thereof is established by the Board of Directors. During 2002, each non-employee director received an annual retainer of $10,000, payable quarterly, plus $2,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by telephone, with the Chairman receiving an additional $500 per meeting attended in person and $250 for attending by telephonic connection, also payable quarterly. Additionally, each director received $250 for each committee meeting attended.

     Beginning January 2003, each non-employee director receives an annual retainer of $10,000, payable quarterly, plus $2,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by telephone, with the Chairman receiving an additional $1,000 per meeting attended in person and $1,000 for attending by telephonic connection, also payable quarterly. Additionally, each director receives $1,000 for each committee meeting attended and the Chairman of the Audit Committee will receive an additional $1,000 per Audit Committee meeting attended.

     The non-employee directors are also able to elect prior to July 1 of each year to receive shares of Common Stock in lieu of their annual retainer. These shares would be issued on the last business day of each quarter pursuant to awards under the 1997 Stock Incentive Plan and would be valued as of the close of business on the date of issuance.

     In addition to the fees described above, each new non-employee director receives an option to purchase 10,000 shares of Common Stock upon such director's initial election or appointment to the Board of Directors. Each non-employee director also receives an option to purchase 7,500 shares of Common Stock on the day of such director's re-election to the Board of Directors. The exercise price of all such options granted is the fair market value of the Common Stock on the date of grant. Messrs. Ferrara, Miller, Schroeder, Sharrock and Weaver each received options to purchase 7,500 shares of Common Stock at an exercise price of $7.10 in May 2002. Mr. Mehrer received options to purchase 10,000 shares of Common Stock at an exercise price of $6.98 in September 2002. Assuming that the shareholders approve the proposed amendments to the 1999 Nonemployee Director Stock Option Plan at the Annual Meeting, the number of shares subject to options granted under the Plan will increase to 15,000 upon a director's initial election or appointment and upon a director's re-election to the Board.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

                                                              Principal occupation and business experience
             Name                     Age                                  for past five years
 ------------------------------  --------------    --------------------------------------------------------------------
 Charles N. Blitzer                   62           Chairman and Chief Executive Officer of MGI; prior to joining the
                                                   Company in April 1996, President and Chief Executive Officer of
                                                   Oncologix, Inc. (pharmaceuticals) since July 1992, and a variety of management positions with Marion Merrell Dow Pharmaceuticals,
                                                   Inc. and Marion Laboratories, Inc. (pharmaceuticals) since 1977.

 Leon O. Moulder, Jr.                 45           President and Chief Operating Officer since May 14, 2002, formerly
                                                   Executive Vice President since September 14, 1999; prior to joining the Company in September 1999, Vice President of Business
                                                   Development and Commercial Affairs at Eligix, Inc. (biomedical)
                                                   since November 1997, and a variety of sales, sales management, marketing and business development positions at Hoechst Marion
                                                   Roussel, Inc., Marion Merrell Dow Pharmaceuticals, Inc. and Marion
                                                   Laboratories, Inc. (pharmaceuticals) since September 1981.

 William C. Brown                     47           Executive Vice President, Chief Financial Officer and Secretary
                                                   since January 1, 2003, formerly Chief Financial Officer and
                                                   Secretary since September 14, 1999; Vice President, Finance since
                                                   November 1997, Director, Finance and Planning since 1996, and
                                                   Controller from 1986 to 1996.

 John R. MacDonald, Ph.D.             48           Senior Vice President, Research and Development since January
                                                   2001, formerly Vice President, Research and Development since
                                                   1997; Director, Preclinical Research from 1994 to 1997; prior to joining the Company in 1994, Senior Research Associate of
                                                   Parke-Davis Pharmaceutical Research, Division of Warner-Lambert
                                                   Company and a variety of research and scientist positions with
                                                   Parke-Davis Pharmaceutical Research since 1987. Previously, Dr.
                                                   MacDonald held a research faculty position in the Department of
                                                   Pathology at the University of California San Francisco's School
                                                   of Medicine.

                             EXECUTIVE COMPENSATION

Report of Compensation Committee

     Overview

     The Board of Directors has delegated to the compensation committee (the "Committee") the authority and responsibility to establish and make certain decisions with respect to the compensation of the Company's executive officers, as well as various aspects of other compensation and fringe benefit matters applicable to all of the Company's employees, including executive officers. In addition, the Committee administers the Company's stock option and stock based incentive programs. The Committee is composed entirely of independent, outside directors of the Company.

     Through its executive compensation policies, the Company seeks to attract and retain highly qualified executives who will contribute positively to the Company's continued progress. To achieve these goals, the Company emphasizes compensation arrangements that are tied to Company performance and which provide key employees the opportunity to acquire a significant ownership interest in the Company primarily through stock options and stock purchases. The Committee also believes that the availability of certain benefits is important to its goal of retaining high quality leadership and motivating executive performance consistent with shareholder interest. Accordingly, the Company makes available a range of benefit programs to its employees (including its executive officers), including life and disability insurance, a retirement plan, an employee stock purchase plan and other benefit programs.

     Process

     In preparation for its annual compensation decisions, the Committee reviews the progress the executive officers have made in leading the Company towards both short- and long-term goals. In order to match the executive officers' goals with shareholder goals, the Committee's general policy has been to hold base salary adjustments to increments that reflect changes in the cost-of-living (once the officer has reached a reasonable level of compensation commensurate with the assigned responsibilities, as determined by the Committee), to reward past performance with cash bonuses and stock option grants and also to use stock option grants as a means of motivating executive officers to perform at the highest possible level in the future. The Committee intends to make the total compensation package for executive officers competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company's longer-term market performance.

     In making compensation decisions regarding the Company's executive officers, the Committee first meets with the Company's Chief Executive Officer, who presents his recommendations with respect to compensation for the other executive officers. The Committee reviews the recommendations related to the other executive officers and makes its own independent determination with respect to each executive officer. The Committee, without participation of the Chief Executive Officer, then makes its determination on compensation decisions with respect to the Chief Executive Officer.

     Executive Compensation Program

     The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) stock incentive compensation and (c) performance-based, incentive bonuses. The Committee makes determinations with respect to these components based on a subjective evaluation of each officer, after consideration of both Company and individual performance objectives.

     At its meeting in January 2002, the Committee set 2002 base salaries for the executive officers. The increases in base salaries were intended to approximate the increase in the cost of living, plus base salary adjustments based on performance and market conditions. In addition, the Committee made a salary adjustment as a result of the promotion of one executive officer to the position of President in May 2002. The Committee granted stock options to executive officers in June 2002 based on the Committee's subjective judgment that these amounts were appropriate to retain these highly qualified officers and to provide an incentive for continued high quality performance. Mr. Blitzer asked to be excluded from consideration for a grant in order to conserve stock options. All of the options granted to executive officers in 2002 vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December 31, 2002," which follows this report.

     Cash incentive bonuses for 2002 were awarded in January 2003. The bonus compensation program for executive officers in 2002 was a continuation of the program adopted by the Committee in 1993. Under the bonus program, base cash compensation coupled with up to a 35% cash bonus was considered by the Committee to be a fair payment for good performance by the Company's executive officers, other than the Chief Executive Officer. This determination was based primarily on a review of compensation data from comparable companies and the Committee's conclusion that a 35% bonus would place the compensation of the executive officers on a par with the middle tier of such comparable companies. In awarding the 2002 cash bonuses, the Committee considered the overall performance of the Company, individual accomplishments of the executive officers, and the performance of operating groups reporting to each executive officer during 2002.

     Compensation of the Chief Executive Officer

     In 2002, Mr. Blitzer received a base salary increase of $22,200 to $392,200. The increase in Mr. Blitzer's base salary was intended to approximate the increase in the cost of living in 2002, plus a base salary adjustment based on performance and market conditions. At his request, no options were granted to Mr. Blitzer in 2002.

     In January 2003, the Committee awarded Mr. Blitzer a cash bonus for 2002 of $176,490 or 45% of his 2002 base salary. This represented a continuation of the bonus compensation program adopted by the Committee in 1993. In awarding Mr. Blitzer's 2002 cash bonus, the Committee considered: leadership toward effecting a smooth transition of management responsibilities; the advancement to an FDA filing of palonosetron, a potent, highly selective 5-HT3-receptor antagonist used for the prevention of chemotherapy-induced nausea and vomiting; the increase in underlying demand for Salagen(R) Tablets (pilocarpine hydrochloride); and the raising of $21 million in a difficult capital market.

     Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company's long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan intended to preserve the full deductibility of certain performance-based compensation under the Code.

                                       HUGH E. MILLER,
                                       LEE J. SCHROEDER and
                                       ARTHUR L. WEAVER, M.D.
                                       The Members of the Compensation Committee

Summary Compensation Table

     The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and the other executive officers of the Company.

                                                                                      Long Term
                                                                                    Compensation
                                                       Annual Compensation             Awards
                                                 -----------------------------    ------------------
                                                                                     Securities
                                                                                     Underlying              All other
Name and Principal Position           Year         Salary               Bonus          Options            Compensation(1)
----------------------------------    ----       ------------       ----------    ------------------     -----------------
Charles N. Blitzer                    2002       $  392,200         $  176,490              0            $         66,175
Chairman and Chief Executive          2001          370,000            149,850        122,500                      83,874
Officer                               2000          350,000            158,000         80,000                      72,309

Leon O. Moulder, Jr.                  2002       $  281,619 (2)     $   80,325         55,000            $         44,026
President and Chief Operating         2001          236,775             65,350         61,250                      22,655
Officer                               2000          205,000             61,500         40,000                      33,094

William C. Brown                      2002       $  216,770         $   68,285         20,000            $         25,026
Chief Financial Officer and           2001          204,500             55,215         61,250                      22,655
Secretary                             2000          177,106 (3)         55,500         35,000                      24,074

John R. MacDonald, Ph.D. (4)          2002       $  212,000         $   64,183         20,000            $         25,026
Senior Vice President, Research       2001          200,000             54,000         61,250                      22,655
and Development

----------
(1) These amounts represent the Company's contributions to the Company's Retirement Plan and split dollar insurance plan.

     Company contributions under the Company's Retirement Plan are made in the form of MGI Common Stock and cash. The amounts included under this column attributable to Company contributions of MGI Common Stock represent the fair market value of MGI Common Stock on the date of the Company's contribution and for 2002 were $13,997 to each of the executive officers. Cash contributions under the MGI Retirement Plan are made annually following the end of each calendar year and for 2002, Company contributions to each of the executive officers were $11,029.

     The Company pays a portion of the premium on the split dollar life insurance plan, and proceeds payable under, or the cash surrender value, of such plan are first payable to the Company up to the amount of premiums paid by the Company. For 2002, Company payments were as follows: Mr. Blitzer, $41,149; Mr. Moulder, $19,000; Mr. Brown, $0, and Dr. MacDonald, $0. Further premium payments were suspended in July 2002.

(2) Mr. Moulder was promoted to President and Chief Operating Officer on May 14, 2002. His base salary, on an annualized basis from January 1, 2002 through May 15, 2002, was $250,985, and on an annualized basis from May 16, 2002 through December 31, 2002, was $300,000. The $281,619 salary listed above is the actual salary received by Mr. Moulder in 2002.

(3) In July 2000, Mr. Brown was awarded an annualized salary increase of $15,000. His base salary following the increase, on an annualized basis, was $185,000. The $177,106 salary listed above is the actual salary received by Mr. Brown in 2000.

(4) Dr. MacDonald was promoted to an executive officer position as Senior Vice President, Research and Development in January 2001.

     None of the Company's executive officers currently has a written employment agreement. Each of Mr. Blitzer, Mr. Moulder, Mr. Brown, and Dr. MacDonald does, however, have a termination agreement with the Company providing that, following a "Change in Control" (as defined) of the Company, if such officer is terminated by the Company without "Cause" (as defined) or leaves for "Good Reason" (as defined), then (i) the officer will be entitled to receive a lump sum cash payment equal to 24 times such officer's monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher), which as of the date of this proxy statement, would amount to $800,000 for Mr. Blitzer, $600,000 for Mr. Moulder, $480,000 for Mr. Brown, and $444,200 for Dr. MacDonald and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between such officer and the Company will terminate. The termination agreements provide that if the officer receives payments under the agreement that would subject the officer to any federal excise tax due under Sections 280G and 4999 of the Code, then the officer will also receive a cash "gross-up" payment so that the officer will be in the same net after-tax position that the officer would have been in had such excise tax not been applied. Sections 280G and 4999 of the Code provide that if "parachute payments" (compensatory payments contingent on a change in control) made to a covered individual equal or exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual's base amount will be subject to a 20% excise tax and will not be deductible by the Company. Under the termination agreements, "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and "Good Reason" is defined to include a change in the officer's responsibility or status, a reduction in salary or benefits or a mandatory relocation.

Stock Options

     The following table summarizes stock option grants made by the Company to each of its executive officers named in the Summary Compensation Table above as a part of such person's 2002 base compensation.

                Option Grants During Year Ended December 31, 2002

                                                 Individual Grants                          Potential Realizable
                              -----------------------------------------------------           Value at Assumed
                                              % of Total                                      Annual Rates of
                                Number of       Options                                         Stock Price
                               Securities      Granted to    Exercise                         Appreciation for
                               Underlying     Employees in    or Base                          Option Term(3)
                                 Options      Fiscal Year      Price)    Expiration     ----------------------------
            Name               Granted (1)       2002        ($/share)     Date(2)           5%           10%
----------------------------- ------------   ------------   ----------   ----------     -------------   ------------
Charles N. Blitzer                    0           0%           N/A           N/A              0             0

Leon O. Moulder, Jr.               25,000       3.04%       $     7.10     5/14/12       $   111,629   $    282,889
                                   30,000       3.65%       $     7.30     6/ 5/12       $   137,728   $    349,030

William C. Brown                   20,000       2.43%       $     7.30     6/ 5/12       $    91,819   $    232,686

John R. MacDonald, Ph.D.           20,000       2.43%       $     7.30     6/ 5/12       $    91,819   $    232,686

----------
(1) All options were granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. All options granted to executive officers were granted in tandem with limited stock appreciation rights, (each a "Limited Right"). Each Limited Right is exercisable for cash in lieu of such associated options only upon the occurrence of certain changes in control. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

(2) The options which expire on May 14, 2012 are exercisable as to 25% of the underlying option shares as of May 14, 2003, 50% of such option shares as of May 14, 2004, 75% of such option shares as of May 14, 2005 and 100% of such option shares as of May 14, 2006. The options which expire on June 5, 2012 are exercisable as to 25% of the underlying option shares as of June 5, 2003, 50% of such option shares as of June 5, 2004, 75% of such option shares as of June 5, 2005 and 100% of such option shares as of June 5, 2006.

(3) These amounts represent value based on certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. Assuming 25,236,906 shares of Common Stock are outstanding, a beginning stock price of $7.30 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company's outstanding Common Stock would increase from $184,229,414 to $300,090,302 assuming 5% annual appreciation, and to $477,843,653 assuming 10% annual appreciation.

     The following table summarizes stock option exercises during the year ended December 31, 2002 by the executive officers named in the Summary Compensation Table above, and the values of the options held by such persons at December 31, 2002.

         Aggregated Option Exercises During Year Ended December 31, 2002
                 and Value of Options Held at December 31, 2002

                                                                 Number of Securities
                                                                Underlying Unexercised    Value of Unexercised
                                                                   Options Held at        In-the-Money Options
                                     Shares                       December 31, 2002       Held at December 31,
                                    Acquired        Value           (Exercisable/          2002 (Exercisable/
              Name                 on Exercise   Realized (1)       Unexercisable)         Unexercisable) (1)
----------------------------       -----------   ------------   ----------------------   ------------------------
Charles N. Blitzer                           0     $    0         331,109 / 148,125          $ 590,526 / $0
Leon O. Moulder, Jr.                         0     $    0          72,813 / 133,437          $ 0 / $3,750
William C. Brown                             0     $    0          86,463 / 89,687           $  49,591 / $0
John R. MacDonald, Ph.D.                     0     $    0          78,963 / 79,687           $ 103,773 / $0

----------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or December 31, 2002.

                            EQUITY COMPENSATION PLANS

     The following table summarizes as of December 31, 2002 the shares of the Company's Common Stock subject to outstanding awards or available for future awards under the Company's equity compensation plans and arrangements.

                         Number of Shares to be                              Number of Shares Remaining
                          Issued Upon Exercise        Weighted-average     Available for Future Issuance
                             of Outstanding          Exercise Price of       under Equity Compensation
 Equity Compensation      Options, Warrants and     Outstanding Options,      Plans (excluding shares
    Plans Category               Rights             Warrants and Rights    reflected in the first column)
-----------------------  ------------------------  ----------------------- -------------------------------
Approved by
Shareholders                     4,102,182               $    11.53                   1,490,656(1)

Not Approved by
Shareholders                        27,055(2)            $    10.14                          --
                                 ---------               ----------                   ---------
Total                            4,129,237               $    11.52                   1,490,656
                                 =========               ==========                   =========

----------
(1) Includes shares remaining available under the Company's 1997 Stock Incentive Plan and the 1999 Nonemployee Director Stock Option Plan.

(2) Includes shares underlying stock options granted to the Regents of the University of California in 1993 for license rights to technology acquired by the Company and to a consultant in 1996 who later became a director of the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

     The following table sets forth as of March 17, 2003, certain information with respect to Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the Summary Compensation Table above, all directors and executive officers as a group, and all shareholders known to the Company to have been beneficial owners of more than five percent of Company Common Stock as of March 17, 2003. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                                       Amount and Nature of Beneficial
Name of Beneficial Owners                                         Ownership                    Percent of Class
---------------------------------------------------    -------------------------------        -------------------
Deerfield entities (1)                                                     4,221,428                       14.9%
780 Third Avenue, 37th Floor
New York, NY  10017

Duquesne Capital Management, L.L.C. (2)                                    1,515,000                        6.0%
900 Third Avenue, 29th Floor
New York, New York 10022

Charles N. Blitzer (3) (4)                                                   493,140                        1.9%
Andrew J. Ferrara (3)                                                         26,913                          *
Edward W. Mehrer (3)                                                           2,344                          *
Hugh E. Miller (3)                                                            72,502                          *
Lee J. Schroeder (3)                                                          55,750                          *
David B. Sharrock (3)                                                          7,875                          *
Arthur L. Weaver, M.D. (3)                                                    28,750                          *
William C. Brown (3) (4)                                                     187,102                          *
John R. MacDonald, Ph.D. (3) (4)                                             117,885                          *
Leon O. Moulder, Jr. (3) (4)                                                 156,637                          *
All directors and executive officers as a group
  (10 persons) (3) (4)                                                     1,148,898                        4.4%

----------
*    Less than 1%

(1) Includes 2,246,143 shares beneficially owned by Deerfield Partners, L.P. and 1,975,285 shares beneficially owned by Deerfield International Limited, of which 1,546,143 shares and 1,425,285 shares, respectively, could be acquired upon conversion of convertible subordinated notes and exercise of certain warrants acquired in December 2002. Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on December 12, 2002. As reported in such statement, the Deerfield entities are under common control. Mr. Arnold H. Snider serves as President of the parent entities of each of the Deerfield entities.

(2) Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on April 24, 2002. As reported in such statement, Mr. Stanley F. Druckenmiller serves as managing member of Duquesne Capital Management, L.L.C.

(3) Includes the following number of shares which could be acquired within 60 days of March 17, 2003 through the exercise of stock options: Mr. Blitzer, 397,984 shares; Mr. Ferrara, 26,250 shares; Mr. Mehrer, 0 shares; Mr. Miller, 66,250 shares; Mr. Schroeder, 29,999 shares; Mr. Sharrock, 6,875 shares; Dr. Weaver, 28,750 shares; Mr. Brown, 113,026 shares; Dr. MacDonald, 102,401 shares; Mr. Moulder, 104,376 shares and all directors and executive officers, 875,911 shares.

(4) Includes the following number of shares beneficially owned as of December 31, 2002 through the Company's Retirement Savings Plan: Mr. Blitzer, 10,098 shares; Mr. Brown, 12,759 shares; Dr. MacDonald, 10,646 shares; and Mr. Moulder, 2,261 shares.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, compliance with all Section 16(a) reporting requirements applicable to the Company's directors, executive officers and such beneficial owners was achieved.


                                  PROPOSAL TWO
          AMENDMENT OF THE 1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     On March 12, 2003, the Board of Directors adopted, subject to shareholder approval, amendments to the Company's 1999 Nonemployee Director Stock Option Plan (the "Plan") to increase by 350,000 the number of shares of Common Stock reserved for issuance pursuant to awards granted under the Plan. The Board also adopted, subject to shareholder approval, amendments to the Plan to increase by 5,000 the number of shares subject to options granted upon a director's initial election or appointment to the Board and to increase by 7,500 the number of shares subject to options granted upon a director's re-election to the Board. The Board of Directors has determined that the amendments to the Plan are necessary to continue making options to purchase MGI Common Stock available to outside directors and to attract and retain the services of experienced and knowledgeable outside directors and provide additional incentive for such directors to work toward the Company's long-term success and progress.

Summary of the Plan

     The Plan was initially approved by shareholders on May 11, 1999. Each director who is not an employee of the Company is eligible to participate in the Plan. At December 31, 2002, six persons were eligible to participate in the Plan. As permitted under the Plan, administration of the Plan has been delegated by the Board of Directors to the Compensation Committee of the Board.

     Under the Plan, as amended, non-employee directors of the Company will be granted an option to purchase shares of MGI common stock as follows: (a) an option to purchase 15,000 shares of MGI Common Stock is granted on the date a director first becomes a director by appointment by the Board; and (b) an option to purchase 15,000 shares of MGI Common Stock is granted on each date of a director's election or re-election to the Board, beginning with the election of directors at the 2003 Annual Meeting. Options granted under the Plan will be nonqualified stock options. Grants of options under the Plan are automatic and non-discretionary and must be made strictly in accordance with the terms of the Plan. The option price will be equal to 100% of the fair market value (as described in the Plan) of MGI's Common Stock on the date of grant. Options granted under the Plan will terminate ten years after the date of grant and will become exercisable in equal installments of 25%, commencing on the date one year after the date of grant and continuing on each one year anniversary thereafter until all of the options have become exercisable; provided, however, that if a director does not serve the full term of his or her directorship, the options are exercisable as follows:
(i) if the director served on the Board for five or more years, all outstanding options become immediately exercisable on the date the director ceases being a director and remain exercisable for a period of 36 months; (ii) if the director served on the Board for fewer than five years, the options are exercisable, to the extent they were exercisable at the date the director ceased being a director, for a period of 90 days; (iii) in the event of the death of a director, the options are exercisable, to the extent they were exercisable by the director at the date of death, by the director's legal representative for a period of 12 months; and (iv) if a director ceases being a director due to an act of fraud, embezzlement or other gross or willful misconduct, as determined by the Board, all options granted to the director are immediately forfeited as of the date of the misconduct.

     Unless discontinued or suspended earlier by the Board, the term of the Plan is ten years from initial adoption by the shareholders. Under the terms of the Plan, the Board may suspend, discontinue or amend the Plan; provided, however, that approval of the shareholders is necessary in order to amend the number of shares subject to the Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

     Under the terms of the Plan, as amended, each non-employee director will receive an option to purchase 15,000 shares of MGI Common Stock upon the director's appointment by the Board, and 15,000 shares of MGI Common Stock upon the director's election or re-election to the Board. If the proposed amendments to the Plan are approved by the shareholders, options to purchase an aggregate of 105,000 shares of MGI Common Stock will be granted in 2003 to all non-employee directors of the Company. All of the options granted will have an exercise price equal to 100% of the fair market value of MGI Common Stock on the date of grant. No other persons will be eligible to participate in, or granted options under, the Plan.

Federal Income Tax Consequences

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising such a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of MGI Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the meeting and entitled to vote on this matter is necessary for approval of the proposed amendments to the Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR THE AMENDMENTS TO THE 1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.


                     AUDIT COMMITTEE REPORT AND AUDITOR FEES

Report of the Audit Committee

     The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter, as amended in 2002, is attached to this Proxy Statement as Appendix A. All members of the Audit Committee are independent under the rules of the Nasdaq Stock Market, Inc. governing the qualifications of the members of audit committees.

     Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2002 (the "Audited Financial Statements"). In addition, we have discussed with KPMG, the independent auditing firm for the Company, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee also has received, reviewed and discussed the written disclosures from KPMG required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and we have discussed with the independent auditors that firm's independence.

     Based on the foregoing review and discussions, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

                                       ANDREW J. FERRARA
                                       EDWARD W. MEHRER
                                       DAVID B. SHARROCK
                                       The Members of the Audit Committee

Independent Auditor Fees

     KPMG, independent auditors of MGI, provides both audit and non-audit services to the Company. The fee table below reports fees billed or to be billed to the Company for professional services provided to the Company during 2001 and 2002. Based in part on its review of the nature and value of services provided by KPMG, the Audit Committee has concluded that the provision of non-audit services are compatible with maintaining KPMG's independence.

                                                2001           2002
                                              --------       --------
Audit Fees (1)                                $183,350       $ 85,600

Financial Information Systems Design
   and Implementation Fees                         --           --

All Other Fees (2)                               8,650         10,050
                                              ---------      ---------

Total Fees                                    $192,000       $ 95,650
                                              =========      =========
----------
(1) Includes fees of $120,950 in 2001 and $17,100 in 2002 for services related to comfort letters, consents and assistance provided to the Company on regulatory filings and in conjunction with financing transactions.

(2) Includes audit-related fees of $0 for 2001 and $6,800 for 2002, representing services for audit of the Company's 401(k) retirement plan following an increase in plan participants, and tax fees of $8,650 for 2001 and $3,250 for 2002, representing tax consulting and compliance services.


                                 PROPOSAL THREE
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of the Board of Directors has appointed KPMG as independent auditors for the Company for the fiscal year ending December 31, 2003. A proposal to ratify that appointment will be presented at the Annual Meeting. KPMG has served as the Company's auditors since the Company's incorporation and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. The Audit Committee is responsible for hiring, compensating and overseeing the independent auditors, and reserves the right to exercise that responsibility at any time. If the appointment of KPMG is not ratified by the shareholders, the Audit Committee is not obligated to appoint other auditors, but the Audit Committee will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS.

                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on MGI's Common Stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and on The Nasdaq Pharmaceutical Stock Index for the last five fiscal years (assuming the investment of $100 in each on December 31, 1997 and the reinvestment of all dividends).

                                     [GRAPH}


                                         Cumulative Total Return
                          ------------------------------------------------------
                           12/97    12/98     12/99    12/00      12/01    12/02
                          ------   ------    ------   ------     ------   ------
MGI PHARMA, INC.          100.00   255.74    313.13   432.79     400.79   190.16
NASDAQ STOCK MARKET (U.S.)100.00   140.99    261.48   157.42     124.89    86.34
NASDAQ PHARMACEUTICAL     100.00   126.94    239.34   298.54     254.43   164.38


                      PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any shareholder proposals to be considered for inclusion in the Company's proxy material for the 2004 Annual Meeting of Shareholders must be received at the Company's principal executive office at 5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437, no later than November 26, 2003. In connection with any matter to be proposed by a shareholder at the 2004 Annual Meeting, but not proposed for inclusion in the Company's proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by November 26, 2003.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ William C. Brown

                                       William C. Brown
                                       Secretary

March 27, 2003

                                                                      Appendix A


                                MGI PHARMA, INC.

            Charter of the Audit Committee of the Board of Directors

     The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee, at least annually, reassesses the adequacy of the Charter in light of legislative and regulatory developments, and expects to recommend that the Board of Directors approve future amendments to the Charter to reflect evolving best practices.

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and adequacy of the systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence of the Company's independent auditors and performance of the independent audit.

     o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the authority to retain, at the Company's expense, the independent auditors and any special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


II.  Audit Committee Composition and Meetings

     Audit Committee members shall satisfy the requirements of the Nasdaq Stock Market, Inc. and any other regulatory authority with jurisdiction over the Company. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, not otherwise affiliated with the Company and free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members may not receive compensation from the Company, directly or indirectly, other than in his or her capacity as a member of the Board or one of its committees. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be considered an "audit committee financial expert" as that term is defined in the rules of the SEC.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing function together with management's responses.

     4. Engage the independent auditors to perform timely quarterly reviews who will bring any notable quarterly matters resulting from that review to the attention of the committee. The committee will discuss those matters with the independent auditors and management. This discussion should include any significant changes to the Company's accounting principles and items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors
     --------------------

     5. The independent auditors shall report directly to the Audit Committee, which shall be directly responsible for the appointment, compensation and oversight of the independent auditors. At least annually, the Audit Committee will meet with the independent auditors without Company management being present. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. The Committee should review and preapprove all relationships, other than those deemed to be de minimus, the independent auditors have with the Company in order to prevent the conduct of services that could compromise the auditor's independence.

     7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     8. Prior to filing the Company's Form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

     9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Other Audit Committee Responsibilities
     --------------------------------------

     10. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     11. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including a way for associates to provide confidential and anonymous comments regarding these matters to the Committee.

     12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                               [LOGO MGI PHARMA]


                                MGI PHARMA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, May 13, 2003
                             3:30 P.M. Central Time

                          Thrivent Financial Auditorium
                                formerly known as
                         Lutheran Brotherhood Auditorium
                             625 Fourth Avenue South
                             Minneapolis, Minnesota




--------------------------------------------------------------------------------


    [LOGO    MGI PHARMA, INC.
     MGI     5775 West Old Shakopee Road, Suite 100
     PHARMA] Bloomington, MN 55437-3174                           proxy
     ---------------------------------------------------------------------------

         This proxy is solicited on behalf of the Board of Directors.





     By signing this proxy, you revoke all prior proxies and appoint William C. Brown and Nancy S. Evertz, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of MGI PHARMA, INC. held of record by the undersigned on March 17, 2003, at the Annual Meeting of Shareholders of the Company to be held on May 13, 2003 or any adjournment thereof.

     IF no choice is specified, the proxy will be voted "FOR" items 1, 2 and 3.


                      See reverse for voting instructions.

                                                       -------------------------
                                                       COMPANY #
                                                       CONTROL #
                                                       -------------------------
There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 12, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
o    Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to MGI PHARMA, INC., c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.


            If you vote by Phone, please do not mail your Proxy Card

                         |                          |
                        \|/   Please detach here   \|/


        The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.  Election of  01 Charles N. Blitzer 04 Hugh E. Miller       07 David B. Sharrock      [_] Vote FOR          [_] Vote WITHHELD
    Directors:   02 Andrew J. Ferrara  05 Leon O. Moulder, Jr. 08 Arthur L. Weaver, M.D.     all nominees          from all nominees
                 03 Edward W. Mehrer   06 Lee J. Schroeder                                   (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee,              -----------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)             |                                             |
                                                                                     -----------------------------------------------
2.  To amend the 1999 Nonemployee Director Stock Option Plan to increase the number of shares available for options granted under the Plan by 350,000 shares and to increase the number of shares issuable pursuant to option grants under the Plan by 5,000 for new directors and by 7,500 for
    re-elected directors.                                                                [_] For   [_] Against   [_] Abstain

3.  To ratify the appointment of KPMG LLP as independent auditors for the
    Company for the fiscal year ending December 31, 2003; and                            [_] For   [_] Against   [_] Abstain

4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
                                ---

Address Change? Mark Box [_]        Date
Indicate changes below:                  ---------------------------------------

                                    --------------------------------------------
                                    |                                          |
                                    --------------------------------------------
                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.